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                                                                    Exhibit 99.3

                         COMPANHIA BRASILEIRA DE BEBIDAS

                        OFFER TO EXCHANGE ALL OUTSTANDING
                             10 1/2% NOTES DUE 2011
                          UNCONDITIONALLY GUARANTEED BY
                     COMPANHIA DE BEBIDAS DAS AMERICAS-AMBEV
                                       FOR
                             10 1/2% NOTES DUE 2011
                          UNCONDITIONALLY GUARANTEED BY
                     COMPANHIA DE BEBIDAS DAS AMERICAS-AMBEV
                        PURSUANT TO THE PROSPECTUS DATED
                                             , 2002

TO   BROKERS, DEALERS, COMMERCIAL BANKS,
     TRUST COMPANIES AND OTHER NOMINEES:

     Companhia Brasileira de Bebidas (the "Company") is offering, upon the terms
and subject to the conditions set forth in the Prospectus dated     , 2002 (the
"Prospectus") and in the enclosed Letter of Transmittal (which terms and conditions together shall constitute the "Exchange Offer"), to exchange up to U.S.$500,000,000 aggregate principal amount of its 10 1/2% Notes due 2011 unconditionally guaranteed by Companhia de Bebidas das Americas-AmBev (the "New Notes"), pursuant to a Registration Statement of which the Prospectus constitutes a part, for a like principal amount of its 10 1/2% Notes due 2011 unconditionally guaranteed by Companhia de Bebidas das Americas-AmBev outstanding on the date hereof (the "Existing Notes"). The New Notes and the Existing Notes are collectively hereinafter referred to as the "Notes." The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Offering Memorandum dated December 12, 2001 and the Registration Rights Agreement dated as of December 19, 2001, by and among the Company, Companhia de Bebidas das Americas-AmBev and UBS Warburg LLC, Banc of America Securities LLC, J.P. Morgan Securities Inc., Morgan Stanley & Co., Inc. and Salomon Smith Barney, Inc., as initial purchasers of the Existing Notes.

     We are requesting that you contact your clients for whom you hold Existing Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.   The Prospectus dated    , 2002;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Existing Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     5.   IRS Forms W-8BEN and W-9; and

     6. Return envelopes addressed to The Bank of New York, the Exchange Agent for the Existing Notes.

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     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM,
NEW YORK CITY TIME, ON          , 2002, UNLESS EXTENDED BY THE COMPANY (THE
"EXPIRATION DATE"). EXISTING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY
BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Existing Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Existing Notes wish to tender, but it is impracticable for them to forward their certificates for Existing Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "This Exchange Offer--Procedures for Tendering the Existing Notes."

     Any inquiries you may have with respect to the procedures for tendering Existing Notes in connection with the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Existing Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                                 Very truly yours,


                                                 COMPANHIA BRASILEIRA DE BEBIDAS


     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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